Exhibit 99.1

PhenixFIN Corporation Announces Second Quarter 2021 Financial Results

New York, NY, May 12, 2021 -- PhenixFIN Corporation (NASDAQ: PFX) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal second quarter of 2021.

Second Quarter 2021 Highlights

•	Total investment income of $6.5 million; net investment income of $3.7 million
•	$59.1 million in cash on March 31, 2021
•	Net asset value of $151.2 million, or $55.91 per share as of March 31, 2021 vs. $55.30 per share as of September 30, 2020

The quarter ended March 31, 2021 represented the first quarter of operations under the Company’s new internalized management structure.

David Lorber, Chief Executive Officer of the Company, stated: “We are pleased with the smooth transition to an internally-managed company and with our performance during the quarter.  We are generally encouraged by potential opportunities to enhance value within the legacy portfolio and deploy capital, as we look to achieve our investment objective of generating current income and capital appreciation.  In addition, we continue to realize efficiencies in operating under our internalized management structure.”

On January 11, 2021, the Company announced that the Board of Directors approved a share repurchase program authorizing up to $15 million in share repurchases.  Under the share repurchase program, the Company is authorized to repurchase from time to time its common stock in open market or other transactions, subject to applicable regulatory requirements.  Under this program, 19,773 shares were repurchased through March 31, 2021.  In aggregate through May 11, 2021 43,988 shares have been repurchased at an average price of $32.52/share.

Second Quarter 2021 Financial Results

For the quarter ended March 31, 2021, investment income totaled $6.4 million, of which $6.1 million was attributable to portfolio interest and dividend income, $0.2 million was attributable to fee income, and $0.1 million was attributable to other income.

For the quarter ended March 31, 2020, investment income totaled $5.3 million, of which $5.2 million was attributable to portfolio interest and dividend income, and $0.1 million to fee income.

For the quarter ended March 31, 2021, total net expenses were $2.8 million and for the quarter ended March 31, 2020, total net expenses were $9.5 million.

For the quarter ended March 31, 2021, the Company recorded a net realized gain of $0.2 million and net unrealized appreciation of $3.9 million.  For the quarter ended March 31, 2020, the Company recorded a net realized loss of $(0.1) million and net unrealized depreciation of $(73.6) million.

Portfolio and Investment Activities

As of March 31, 2021, the fair value of the Company’s investment portfolio totaled $168.2 million and consisted of 38 portfolio companies.

As of March 31, 2021, the Company had 10 portfolio company investments on non-accrual status with a fair market value of $16.7 million.

Liquidity and Capital Resources

At March 31, 2021, the Company had $59.1 million in cash and $77.3 million outstanding in aggregate principal amount of 6.125% unsecured notes due 2023.

ABOUT PHENIXFIN CORPORATION

 PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.  We completed our initial public offering and commenced operations on January 20, 2011.  The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

 SAFE HARBOR STATEMENT AND OTHER DISCLOSURES

This press release contains “forward-looking” statements.  Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, implement its investment objective, capitalize on investment opportunities and continue to realize efficiencies, and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

The press release contains unaudited financial results.  For ease of review, we have excluded the word “approximately” when rounding the results.  This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION
Consolidated Statements of Assets and Liabilities

	March 31, 2021 (Unaudited)	September 30, 2020
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $95,301,443 and $117,360,954, respectively)	$93,283,110	$114,321,948
Affiliated investments (amortized cost of $79,845,752 and $92,898,755, respectively)	68,233,836	84,873,023
Controlled investments (amortized cost of $38,487,321 and $117,874,821, respectively)	6,727,597	47,548,578
Total Investments at fair value	168,244,543	246,743,549
Cash and cash equivalents	59,092,731	56,522,148
Receivables:
Interest receivable	299,655	624,524
Fees receivable	106,528	119,028
Other receivable	398,551	-
Prepaid share repurchases	164,258	-
Other assets	1,210,724	2,093,559
Total Assets	$229,516,990	$306,102,808

Liabilities:
Notes payable (net of debt issuance costs of $551,142 and $905,624, respectively)	$77,295,658	$150,960,662
Interest and fees payable	-	801,805
Due to affiliates	-	53,083
Management and incentive fees payable	-	1,392,022
Administrator expenses payable	94,958	156,965
Accounts payable and accrued expenses	918,279	2,108,225
Deferred revenue	30,970	10,529
Total Liabilities	78,339,865	155,483,291

Commitments and Contingencies

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,703,936 and 2,723,709 common shares issued and outstanding, respectively	2,704	2,724
Capital in excess of par value	671,589,690	672,381,617
Total distributable earnings/(loss)	(520,415,269)	(521,764,824)
Total Net Assets	$151,177,125	$150,619,517
Total Liabilities and Net Assets	$229,516,990	$306,102,808

Net Asset Value Per Common Share	$55.91	$55.30

PHENIXFIN CORPORATION
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended March 31		For the Six Months Ended March 31
	2021	2020	2021	2020
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$1,534,904	2,320,453	$3,206,717	5,538,162
Payment in-kind	-	128,309	170,029	327,321
Affiliated investments:
Cash	196,328	190,193	548,619	399,441
Payment in-kind	-	706,789	-	1,654,262
Controlled investments:
Cash	(1,190)	1,297	-	84,505
Payment in-kind	-	5,385	-	500,767
Total interest income	1,730,042	3,352,426	3,925,365	8,504,458
Dividend income	4,408,234	1,662,500	14,671,735	3,500,000
Interest from cash and cash equivalents	506	154,290	1,446	372,428
Fee income	237,416	131,992	578,880	415,532
Other income	78,204	-	78,204	-
Total Investment Income	6,454,402	5,301,208	19,255,630	12,792,418

Expenses:
Base management fees	-	1,641,271	1,146,403	3,649,505
Interest and financing expenses	1,260,054	4,432,118	3,277,695	9,576,047
General and administrative expenses	104,440	2,083,397	466,049	2,600,239
Salaries and Benefits	332,317	-	332,317	-
Administrator expenses	(44,618)	576,362	439,794	1,127,884
Insurance expenses	474,468	356,580	959,480	654,578
Directors fees	220,500	296,500	696,217	612,500
Professional fees, net	420,220	130,630	(79,077)	(4,285,445)
Total expenses net of expense support reimbursement and management and incentive fee waivers	2,767,381	9,516,858	7,238,878	13,935,308
Net Investment Income	3,687,021	(4,215,650)	12,016,752	(1,142,890)

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	160,926	(100,115)	4,054,648	(157,914)
Affiliated investments	-	-	(10,452,928)	-
Controlled investments	-	-	(40,147,570)	(1,686,837)
Total net realized gains (losses)	160,926	(100,115)	(46,545,850)	(1,844,751)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	5,077,737	(19,549,944)	1,020,673	(15,802,570)
Affiliated investments	(1,467,862)	(15,019,332)	(3,586,184)	(5,578,733)
Controlled investments	329,584	(38,994,357)	38,566,519	(48,451,471)
Total net change in unrealized gains (losses)	3,939,459	(73,563,633)	36,001,008	(69,832,774)
Change in provision for deferred taxes on unrealized (appreciation)/ depreciation on investments	-	(85,664)	-	(85,664)
Loss on extinguishment of debt	-	(895,033)	(122,355)	(1,784,183)
Total realized and unrealized gains (losses)	4,100,385	(74,644,445)	(10,667,197)	(73,547,372)

Net Increase (Decrease) in Net Assets Resulting from Operations	$7,787,406	$(78,860,095)	$1,349,555	$(74,690,262)

Weighted Average Basic and diluted earnings per common share	$2.87	$(28.95)	$0.50	$(27.42)
Weighted Average Basic and diluted net investment income (loss) per common share	$1.36	$(1.55)	$4.42	$(0.42)
Weighted Average Common Shares Outstanding - Basic and Diluted	2,716,627	2,723,711 (1)	2,720,226	2,723,711 (1)

(1)	Basic and diluted shares has been adjusted for 2020 to reflect the one-for-twenty reverse stock split effected on July 24, 2020 on a retroactive basis.